UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

December 16, 2007

Date of Report (Date of earliest event reported)

CENTRO NP LLC

(Exact Name of Registrant as Specified in Charter)

Maryland	1-12244	64-0955724
(State or other Jurisdiction of Incorporation)	(Commission File No.)	(IRS Employer Identification No.)

420 Lexington Avenue, New York, New York 10170

(Address of principal executive offices, including zip code)

212-869-3000

(Registrant’s telephone number, including area code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

☐                                    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                                    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                                    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                                    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01	Entry into a Material Definitive Agreement.

First Amendment to Amended and Restated Revolving Credit Agreement

                                                On December 16, 2007, Centro NP LLC (the “Company”) entered into an amendment (the “Amendment”) to its $350.0 million unsecured revolving credit facility (the “Revolving Credit Facility”) with Bank of America N.A., as administrative agent (the “Administrative Agent”).

                                                The Amendment extends the maturity date from December 31, 2007 to February 15, 2008, subject to certain conditions.  The Amendment also amends the applicable margin of the interest rate of the loans under the Revolving Credit Facility to 1.75% (the “Applicable Margin”).  The loans under the Revolving Credit Facility bear interest at a rate per annum equal to, at the Company’s option, (i) a base rate equal to the prime rate plus the Applicable Margin or (ii) the LIBOR rate plus the Applicable Margin.

                                                The Amendment provides for certain additional events of default, including, among others, defaults occurring due to defaults, borrowing or prepayments under credit facilities of certain affiliates of the Company.

                                                The Amendment also provides that the Company may not request, and the lenders under the Revolving Credit Facility will have no obligation, to make any extensions of credit under the Revolving Credit Facility.  The Company will pay an extension fee under the Revolving Credit Facility of $3,292,952 on the maturity date.

                                                The description of the Amendment provided above is qualified in its entirety by reference to the full and complete terms contained in the Amendment which is filed as Exhibits 10.1 to this report on Form 8-K and is incorporated herein by reference.

                                                The Company’s parent, Super LLC, a Maryland limited liability company, has also extended its outstanding indebtedness under the Bridge Loan to February 15, 2008, and during such time is seeking to negotiate a refinancing of its indebtedness as well as the Company’s under the Revolving Credit Facility.

Item 9.01	Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit 10.1

First Amendment to Amended and Restated Revolving Credit Agreement, by and among Centro NP LLC, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, dated as of December 16, 2007.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: December 18, 2007	CENTRO NP LLC

	By	/s/ Steven Siegel
Executive Vice President, General Counsel and Secretary

EXHIBIT INDEX

Exhibit No.	Description

10.1

First Amendment to Amended and Restated Revolving Credit Agreement, by and among Centro NP LLC, the Guarantors party thereto, the Lenders party thereto, and Bank of America, N.A., as Administrative Agent, dated as of December 16, 2007.